STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT ("Agreement") dated as of January 27, 1998, is by and between Interchange Financial Services Corporation, a New Jersey corporation and registered bank holding company ("Interchange"), and The Jersey Bank For Savings, a savings bank organized under the laws of New Jersey ("Jersey").

                                   BACKGROUND

1. Interchange, Interchange State Bank ("Bank"), and Jersey, as of the date hereof, have executed a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which Interchange will acquire Jersey through a merger of Jersey with and into Bank (the "Merger").

2. As an inducement to Interchange to enter into the Merger Agreement and in consideration for such entry, Jersey desires to grant to Interchange an option to purchase authorized but unissued shares of common stock of Jersey in an amount and on the terms and conditions hereinafter set forth.

                                    AGREEMENT

      In consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, Interchange and Jersey, intending to be legally bound hereby, agree:

1. Grant of Option. Subject to the terms and conditions set forth herein, Jersey hereby grants to Interchange the option to purchase 126,950 shares of common stock, $5.00 par value (the "Common Stock") of Jersey at a price of $18.75 per share (the "Option Price"), on the terms and conditions set forth herein (the "Option"), but in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock of Jersey after giving effect to the conversion (whether or not such conversion has actually occurred) of the convertible preferred stock of Jersey into Common Stock. The Common Stock subject to the Option shall hereinafter be referred to as the "Option Shares".

2. Exercise of Option. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), Interchange may exercise the Option, in whole or in part, at any time or from time to time.

      The term "Triggering Event" means the occurrence of any of the following events:

      A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Interchange, Jersey or an affiliate of Interchange:

      a. acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 15% of the then outstanding shares of Common Stock;

      b. without the prior written consent of Interchange, enters into a letter of intent or an agreement, whether oral or written, with Jersey pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction with Jersey, (ii) acquire all or a significant

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portion of the assets or liabilities of Jersey, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing 15% or more of the then outstanding shares of Common Stock;

      c. without the prior written consent of Interchange, makes a filing with any bank regulatory authorities or publicly announces a bona fide proposal (a "Proposal") for (i) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of Jersey or any other business combination involving Jersey, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 15% or more of the outstanding shares of Common Stock, and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of Jersey called to vote on the Merger and Jersey's stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose;

      d. makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Jersey willfully takes any action in any manner which would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to Interchange; or

      e. which is the holder of more than 10% of the Common Stock solicits proxies in opposition to approval of the Merger.

      The term "Triggering Event" also means the taking of any direct or indirect action by Jersey or any of its directors, officers or agents to invite, encourage or solicit any proposal which has as its purpose a tender offer for shares of Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of Jersey, or a sale of shares of Common Stock or any significant portion of its assets or liabilities comparable to those set forth in (a)-(e) above. If more than one of the transactions giving rise to a Triggering Event under this Section is undertaken or effected, then all such transactions shall give rise only to one Triggering Event.

      The term "significant portion" means 20% of the assets or liabilities of Jersey.

      "Publicly Withdrawn", for purposes of clauses (c) and (d) above, shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over Jersey or in soliciting or inducing any other person (other than Interchange or any affiliate) to do so.

      Notwithstanding the foregoing, the Option may not be exercised at any time
(i) in the absence of any required governmental or regulatory approval or consent necessary for Jersey to issue the Option Shares or Interchange to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

      Jersey shall notify Interchange promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by Jersey shall not be a condition to the right of Interchange to exercise the Option. Jersey will not take any action which would have the effect of preventing or disabling Jersey from delivering the Option Shares to Interchange upon exercise of the Option or otherwise performing its obligations under this Agreement.

      In the event Interchange wishes to exercise the Option, Interchange shall send a written notice to Jersey (the date of which is hereinafter referred to as the "Notice Date") specifying the total number

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of Option Shares it wishes to purchase and a place and date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.

3. Payment and Delivery of Certificates. At any Closing hereunder (a) Interchange will make payment to Jersey of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Jersey, (b) Jersey will deliver to Interchange a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through Jersey, registered in the name of Interchange or its designee, in such denominations as were specified by Interchange in its notice of exercise and, if necessary, bearing a legend as set forth below and (c) Interchange shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

      If required under applicable federal securities laws, a legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Agreement, which legend will read substantially as follows:

      The shares of stock evidenced by this certificate have not been registered for sale under the Securities Act of 1933 (the "1933 Act"). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel reasonably acceptable to Jersey, said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.

No such legend shall be required if a registration statement is filed and declared effective under Section 4 hereof.

4. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Interchange, Jersey shall, if necessary for the resale of the Option or the Option Shares by Interchange, prepare and file a registration statement with the Securities and Exchange Commission ("SEC"), the Federal Deposit Insurance Corporation ("FDIC") and any state securities bureau, covering the Option and such number of Option Shares as Interchange shall specify in its request, and Jersey shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Interchange shall in no event have the right to have more than one such registration statement become effective; for the purposes of the foregoing it shall not be necessary for the resale of the Option or the Option Shares by Interchange to register (i) with the SEC unless Jersey is required to file reports with the SEC under the 1934 Act; (ii) with the FDIC, unless the FDIC requires such registration and no exemption is available; or (iii) with any state securities bureau, unless the law of such state requires such registration and no exemption is available.

      In connection with such filing, Jersey shall use its best efforts to cause to be delivered to Interchange such certificates, opinions, accountant's letters and other documents as Interchange shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. All expenses incurred by Jersey in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Jersey and blue sky fees and expenses shall be paid by Jersey. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Interchange and any other expenses incurred by Interchange in connection with such registration shall be borne by Interchange. In connection with such filing, Jersey shall indemnify and hold harmless Interchange against any losses, claims, damages or liabilities, joint or several, to which Interchange may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements therein not misleading; and Jersey will reimburse Interchange for any reasonable legal or other expense reasonably incurred by Interchange in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Jersey will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Interchange specifically for use in the preparation thereof. Interchange will indemnify and hold harmless Jersey to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of Interchange for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Interchange will reimburse Jersey for any legal or other expense reasonably incurred by Jersey in connection with investigating or defending any such loss, claim, damage, liability or action.

5. Required Repurchase of Shares. Upon or after the occurrence of a Triggering Event described in Section 2(b) of this Agreement, then in lieu of a written request from Interchange under Section 4 hereof, Interchange may request in writing that Jersey repurchase the Option Shares. Promptly upon receipt of such request Jersey shall repurchase the Option Shares from Interchange at the price per Option Share equal to the highest of the following: (i) the highest price paid for any share of Common Stock in a Triggering Event, (ii) the highest price per share proposed to be paid for or realized by the shareholders in any Triggering Event, including any Proposal, (iii) the highest price to be paid for Jersey in any Proposal divided by the number of shares of Common Stock of Jersey outstanding at the time the Proposal is made (but not including the Option Shares), or (iv) the average of the highest bid price per share quoted by a market maker of Common Stock (after selecting from among the market makers the highest price per share for the Common Stock quoted for that day) during the first ten days immediately following the Triggering Event.

6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

      In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of Jersey with another entity, or in the event any sale of all or substantially all of the assets of Jersey shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; provided, however, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall be paid the difference between the Option Price and such cash consideration without the need to exercise the Option.

7. Filings and Consents. Each of Interchange and Jersey will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

      Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, in the event Interchange is the holder hereof, approval of the Board of Governors of the Federal Reserve System and Jersey agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.

8. Representations and Warranties of Jersey. Jersey hereby represents and warrants to Interchange as follows:

a. Due Authorization. Jersey has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by Jersey.

b. Authorized Shares. Jersey has taken and, as long as the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

c. No Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the certificate of incorporation or by-laws of Jersey or any material agreement, instrument, judgment, decree, statute, rule or order applicable to Jersey.

9. Representations and Warranties of Interchange. Interchange hereby represents and warrants to Jersey as follows:

a. Due Authorization. Interchange has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by Interchange.

b. No Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the certificate of incorporation or by-laws of Interchange or a material default under any term of any agreement, instrument, judgment, decree, statute, rule or order applicable to Interchange.

10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, Interchange shall have the right to seek money damages against Jersey for a breach of this Agreement, except that any damage award shall be subject to the provisions of Section 7.3(d) of the Merger Agreement.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

12. Assignment or Transfer. Interchange may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an affiliate of Interchange, except upon or after the occurrence of a Triggering Event. Interchange represents that it is acquiring the Option for Interchange's own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. Interchange shall have the right to assign this Agreement to any party it selects after the occurrence of a Triggering Event.

13. Amendment of Agreement. By mutual consent of the parties hereto, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  If to Interchange:

                           Interchange Financial Services Corporation
                           Park 80 West, Plaza Two
                           Saddle Brook, New Jersey 07662
                           Attn.: Anthony S. Abbate, President and CEO

                  With a copy to:

                           Norris, McLaughlin & Marcus, P.A.
                           721 Route 202-206
                           P.O. Box 1018
                           Somerville, New Jersey 08876
                           Attn.: Peter D. Hutcheon, Esq.

                  If to Jersey:

                           The Jersey Bank For Savings
                           208 South Kinderkamack Road
                           Montvale, New Jersey 07645-0333
                           Attn.: Clyde Britt, President and CEO

                  With a copy to:

                           Beattie Padovano
                           50 Chestnut Ridge Road
                           P.O. Box 244
                           Montvale, New Jersey 07645-0244
                           Attn: Adolph A. Romei, Esq.

                           Sills, Cummis, Zuckerman, Radin, Tischman,
                              Epstein & Gross, P.A.
                           One Riverfront Plaza
                           Newark, New Jersey 07102-5400
                           Attn: Victor H. Boyajian, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

17. Captions. The captions in the Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

18. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Agreement.

19. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 10 permitting Interchange to assign its rights and obligations hereunder.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

21. Termination. This Agreement shall terminate and be of no further force or effect upon the earlier to occur of either the termination of the Merger Agreement as provided therein or the consummation of the transaction contemplated by the Merger Agreement; provided, however, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event (as defined in Section 2 hereof), this Agreement shall terminate 18 months following the date of the termination of the Merger Agreement.

22. Expenses. Except as more particularly provided in Section 4 hereof with respect to certain expenses in connection with the registration of the Option or the Option Shares, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors has caused this Agreement to be executed by its duly authorized officer all as of the day and year first above written.

                                               THE JERSEY BANK FOR SAVINGS

                                               By: /s/ Clyde Britt
                                                  ------------------------------
                                                    Clyde Britt,
                                                    President & CEO


                                               INTERCHANGE FINANCIAL SERVICES
                                               CORPORATION

                                               By: /s/ Anthony S. Abbate
                                                  ------------------------------
                                                    Anthony S. Abbate,
                                                    President & CEO